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                                                                      EXHIBIT 11

            Healthdyne Information Enterprises, Inc. and Subsidiary
             Statements of Computation of Per Share Earnings (Loss)
                    (in thousands, except per share amounts)


                                                     THREE MONTHS ENDED           NINE MONTHS ENDED
                                                         SEPTEMBER 30,              SEPTEMBER 30,
                                              --------------------------------------------------------
                                                    1998          1997           1998         1997
                                                    ----          ----           ----         ----
                                                                      (UNAUDITED)
Net earnings (loss)                                $   985      $   (640)      $   255      $ (2,285)
                                                   =================================================



Weighted average number of common shares
outstanding                                         24,089        23,042        23,826        22,547
                                                   =================================================


Basic net earnings (loss) per share                $  0.04      $  (0.03)      $  0.01      $  (0.10)
                                                   =================================================
Shares used in the calculation of diluted net
earnings (loss) per share:

Weighted average number of common shares
outstanding                                         24,089        23,042        23,826        22,547

Additional shares issuable from assumed
exercise of options (see note 1)                     1,408             0         1,221             0
                                                   -------------------------------------------------
                                                    25,497        23,042        25,047        22,547
                                                   =================================================


Diluted earnings (loss) per share                  $  0.04      $  (0.03)      $  0.01      $  (0.10)
                                                   =================================================



Note 1: Since stock options are anti-dilutive to the diluted loss per common share calculation, stock options are not considered in such diluted loss per share calculation for the three and nine months ended September 30, 1997.


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